EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13D-1(k)(1)

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock of AFG Enterprises USA, Inc., and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 10th day of April, 2006.

JAGUAR TECHNOLOGY HOLDINGS, LLC
By: RIVERLAND ENTERPRISES LLC, as its sole member
By: DOUGLAS CROXALL, as managing member

/s/ Douglas B. Croxall
Signature

RIVERLAND ENTERPRISES LLC
By: DOUGLAS CROXALL, as managing member

/s/ Douglas B. Croxall
Signature

DOUGLAS CROXALL

/s/ Douglas B. Croxall
Signature